[LETTERHEAD OF WHELAN, DOERR & COMPANY, PSC]

             INDEPENDENT AUDITORS' CONSENT
             -----------------------------

Board of Directors
Kentucky National Bancorp, Inc.
Elizabethtown, Kentucky

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Company Registration Statement on Form S-4 and in the related Prospectus, of our report dated February 5, 1999, relating to the financial statements of Kentucky National Bank, included in the Company's Special Financial Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.


                           /s/ Whelan, Doerr & Company, PSC
                           ---------------------------------
                           Whelan, Doerr & Company, PSC

Elizabethtown, Kentucky
October 18, 1999